Second Amendment
                                to the
         AMP Incorporated 1993 Long Term Equity Incentive Plan
          (as Amended and Restated Effective January 1, 1995)


     Pursuant to an action taken by the Board of Directors of AMP Incorporated on July 22, 1997, the AMP Incorporated 1993 Long Term Equity Incentive Plan, as amended and restated in its entirety effective January 1, 1995 and amended in part effective as of October 23, 1996 by the First Amendment to the AMP Incorporated 1993 Long Term Equity Incentive Plan (the "1993 Plan"), is further amended effective as of July 22, 1997 in the following respects:

1. Section 12(a)(iii) of the 1993 Plan is amended to delete the term "50%" in subpart (A) thereof and to substitute the term "66 2/3%" in lieu thereof.

2. The first paragraph of Section 18(b) of the 1993 Plan is amended and restated as follows:

     "b) The Committee may, in its sole discretion, either at the time of an Award under the Plan or thereafter upon request of a Participant, authorize all or a portion of the Options granted or to be granted to a Participant to be on terms that permit the transfer of such Options by the Participant to (i) the spouse, children or grandchildren of Participant (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its sole discretion, may permit. Such transfer of Options by a Participant shall only be permitted if 1) the Option Agreements covering the transferable Options are approved or amended by the Committee and expressly provide for transferability in a manner consistent with this Section 18, 2) subsequent transfers of transferred Options are prohibited except to the extent they occur by will or by the laws of descent and distribution, and 3) the Participant remains responsible for any Federal, state and/or local withholding tax requirements upon exercise of the transferred Options."

     Except as provided above, all terms, conditions and provisions of the 1993 Plan shall remain in full force and effect and without any further change or modification whatsoever.

Executed this 25th day of September, 1997.


                                        AMP Incorporated

   Attest:___________________      By:  _________________________
          Corporate Secretary              J. E. Marley
                                           Chairman